Exhibit 99.1

NEWS: For Release June 14, 2005

                                                                        Contact: John D. Giolli
                                                                         Millennium Cell Inc.
                                                                        (732) 542-4000

                                                                        Investors: Betsy Brod/Jonathan Schaffer
                                                                         Brod & Schaffer, LLC
                                                                         (212) 750-5800

  MILLENNIUM CELL RECEIVES FORMAL NASDAQ
APPROVAL OF COMPLIANCE PLAN
~ Investors Agree to Participate in Compliance Plan ~

Eatontown, NJ—June 14, 2005 —Millennium Cell Inc. (NASDAQ:MCEL), a leading developer of hydrogen battery technology, announced today that it has received formal approval from Nasdaq of its compliance plan which addresses comments received from Nasdaq concerning certain terms of the Company’s preferred stock. The Company has received written notice from the holders of the Series A and C shares confirming that they intend to exchange their shares as part of the compliance plan. As a result, Millennium Cell expects no change to its listing status and no interruption in the trading of its stock on the SmallCap Market.

The comments from Nasdaq related to certain voting rights and shareholder approval terms of the Company’s recently established Series A, B and C Convertible Preferred Stock. The Company’s compliance plan involves the amendment of the terms of the Series B Preferred and the non-dilutive exchange of the Series A and Series C shares for newly established Series A2 and C2 shares. On May 17, 2005, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission detailing Nasdaq’s comments and the Company’s proposed compliance plan.

About Millennium Cell

Millennium Cell develops hydrogen battery technology through a patented chemical process that safely stores and delivers hydrogen energy to power portable devices. The borohydride-based technology can be scaled to fit any application requiring high energy density for a long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit www.millenniumcell.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ”forward-looking'' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as ”believe,'' ”expect,'' ”plan,'' ”anticipate'', “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to secure government funding of our research and development and technology demonstration projects, (v) our ability to enter into agreements with collaborators and strategic partners and the failure of our collaborators and strategic partners to perform under their agreements with us, (vi) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (vii) our ability to protect our intellectual property, (viii) our ability to achieve budgeted revenue and expense amounts and (ix) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.

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